EXHIBIT 99.2



John D. Milton, Jr.                904/355-1781, Ext. 258
Executive Vice President, Treasurer & CFO



                  FLORIDA ROCK INDUSTRIES, INC.
                PUBLISHES CONFERENCE CALL DETAILS


Jacksonville, Florida: March 23, 2006May4 - Florida Rock Industries, Inc. (NYSE-FRK) The Company will host a conference call at 10:00 a.m. E.S.T. on Friday, March 24, 2006 to answer questions regarding the recent court ruling in connection with mining permit issues in the Lake Belt region of Florida. Analysts, stockholders and other interested parties may access the teleconference live by calling 1-888-682-4386 (security code FLORIDA ROCK), or via the Internet through the Conference America, Inc. website at http://www.yourcall.com/real/players/frk032406.smil or via the Company's website at http://www.flarock.com. If using the Company's website, click on Investor Relations - Florida Rock Industries, Inc. Conference Stream. There may be an hour delay until the archive is available following the conclusion of the conference call.



Florida Rock Industries, Inc. is one of the nation's leading producers of construction aggregates, a major provider of ready-mixed concrete and concrete products in the Southeastern and Mid-Atlantic States and a significant supplier of cement in Florida and Georgia.



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